AMENDMENT NUMBER 1 TO MASTER ACCOUNTING SERVICES AGREEMENT

This Amendment Number 1 to the Master Accounting Services Agreement (this “Amendment”) is made as of ______, 2025 and effective as of ______, 2025, by and among each management investment company identified on Appendix A hereto (each such management investment company and each management investment company made subject to this Agreement in accordance with Section 8.5 of the Agreement shall hereinafter be referred to as a “Fund” and are sometimes collectively hereinafter referred to as the “Funds”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, having its principal place of business at 1 Congress Street, Boston, Massachusetts 02114-2016 (the “Accounting Agent”);

Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Agreement (as defined below).

WHEREAS, the Accounting Agent and the Funds entered into a Master Accounting Services Agreement dated as of January 22, 2025 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”); and

WHEREAS, the Accounting Agent and the Funds desire to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.	Amendments.

A.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2.	Miscellaneous

A	Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

B

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Confidential

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

EACH MANAGEMENT INVESTMENT COMPANY SET FORTH ON APPENDIX A HERETO

BY:
NAME:
TITLE:

STATE STREET BANK AND TRUST COMPANY

BY:
NAME:
TITLE:

Information Classification: Confidential

MASTER ACCOUNTING SERVICES AGREEMENT

APPENDIX A

TO

MASTER ACCOUNTING SERVICES AGREEMENT

(dated as of _____, 2025)

MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY

RUSSELL INVESTMENTS EXCHANGE TRADED FUNDS

Russell Investments Emerging Markets Equity ETF

(f/k/a Emerging Markets Equity Active ETF)

Russell Investments Global Infrastructure ETF

(f/k/a Global Infrastructure Active ETF)

Russell Investments Global Equity ETF

(f/k/a Global Equity Active ETF)

Russell Investments International Developed Equity ETF

(f/k/a International Developed Equity Active ETF)

Russell Investments U.S. Small Cap Equity ETF

(f/k/a U.S. Small Cap Equity Active ETF)

Russell Investments Core Plus Bond ETF

Russell Investments Global Real Estate ETF

Information Classification: Confidential